Filed Pursuant to Rule 424(b)(3)

Registration No. 333-185882-03

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This prospectus will not constitute an offer to sell or a solicitation of an offer to buy nor will there be any sale of the offered certificates in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

SUBJECT TO COMPLETION, DATED SEPTEMBER 17, 2013

SUPPLEMENT dated September __, 2013

(To Prospectus Supplement Dated May 22, 2013

to Prospectus Dated April 24, 2013)

Sequoia MORTGAGE Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

RWT Holdings, Inc., Sponsor

Redwood Residential Acquisition Corporation, Seller

Sequoia Residential Funding, Inc., Depositor

Sequoia Mortgage Trust 2013-7, Issuing Entity

The prospectus supplement is hereby revised as follows.

1.	The following paragraph shall supplement the information on the cover page of the prospectus supplement:

The Class A-IO2 Certificates with an initial aggregate class notional amount of $423,878,000 and a current aggregate class notional amount of approximately $418,826,771 will be purchased by RBS Securities Inc., as underwriter, from the depositor on or about September 23, 2013, and are being offered by the underwriter from time to time for sale to the public in negotiated transactions or otherwise at varying prices determined at the time of sale. Proceeds to the depositor from the sale of the Class A-IO2 Certificates to the underwriter will be [_______ ]% of the class notional amount of the Class A-IO2 Certificates, before deducting expenses. Compensation to the underwriter will equal the excess, if any, of the purchase price received by the underwriter over the underwriter’s purchase price specified in the preceding sentence.

2.	The first two paragraphs on page S-29 of the prospectus supplement under the heading “Risk Factors — Proposals to Acquire Mortgage Loans by Eminent Domain May Adversely Affect Your Certificates” are deleted in their entirety and replaced with the following:

Numerous cities and local governments throughout the United States have been considering programs to assist homeowners in their jurisdictions who are obligated on residential mortgage loans with outstanding balances in excess of the market value of the related mortgaged properties. The proposed programs include authorization to acquire any such mortgage loans by voluntary purchase or eminent domain and to modify those mortgage loans to allow homeowners to continue to own and occupy their homes, irrespective of whether the mortgage loans are actually in default or foreclosure.

In April 2013, the City of Richmond, California (the “City of Richmond”), approved such a program and in July 2013, the City of Richmond commenced the program by sending letters to trustees and servicers of mortgage

(continued on following pages)

This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and the prospectus described above, which should be read in their entirety by anyone considering an investment in the certificates.

Consider carefully the risk factors beginning on page S-14 of the prospectus supplement.

The investments referred to above are not insured or guaranteed by any governmental agency.

Offers of these securities are made by prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disproved these securities or determined if the prospectus supplement listed above or this prospectus supplement are accurate or complete. Any representation to the contrary is a criminal offense.

Underwriter

loans included in securitization trusts. The letters state that the City of Richmond had the mortgage loans appraised to determine their fair market value, and include offers to purchase specific mortgage loans at specific purchase prices based on such appraisals. The letters state further that if the owners of the mortgage loans elect not to sell the mortgage loans to the City of Richmond for the specified prices, the City of Richmond may proceed with the acquisition of the mortgage loans through exercising its power of eminent domain. In an eminent domain proceeding, if the seller and purchaser do not agree on a purchase price, the purchase price would be determined through additional legal proceedings. Two recent lawsuits were filed by three mortgage-bond trustees against the City of Richmond’s eminent domain program, one of which was dismissed on September 16, 2013 as not being ripe for determination. Among other things, the remaining lawsuit alleges that the City of Richmond’s proposed use of eminent domain is unconstitutional as a violation of the law on interstate commerce and as a violation of the criterion that loans being seized are for a valid public purpose. On September 11, 2013, the Richmond City Council voted to continue pursuing the program.

Although none of the mortgage loans included in the trust fund are located in the City of Richmond, there is no certainty as to whether any other governmental entity will take steps to acquire any mortgage loans under such a program in the future, whether any other mortgage loans sought to be purchased will be mortgage loans held in securitization trusts and what purchase price would be paid for any such mortgage loans. Any such actions could have a material adverse affect on the market value of residential mortgage-backed certificates such as the certificates. There is also no certainty as to whether any such action without the consent of investors would face legal challenge, and, if so, the outcome of any such challenge.

3.	The table and caption below on page S-112 of the prospectus supplement shall be deleted in their entirety and replaced with the following:

PRE-TAX YIELD TO MATURITY OF THE CLASS A-IO2 CERTIFICATES AT THE FOLLOWING PERCENTAGES OF CPR

Price (%)	5% CPR	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
2.63100	13.537	7.420	0.783	(6.643)	(15.226)	(25.870)
2.81850	12.002	5.917	(0.714)	(8.165)	(16.804)	(27.576)
3.00600	10.651	4.593	(2.037)	(9.515)	(18.209)	(29.099)
3.19350	9.452	3.416	(3.217)	(10.723)	(19.470)	(30.471)
3.38100	8.379	2.361	(4.277)	(11.813)	(20.612)	(31.715)
3.56850	7.411	1.408	(5.237)	(12.804)	(21.652)	(32.851)
3.75600	6.532	0.542	(6.113)	(13.710)	(22.605)	(33.894)
3.94350	5.730	(0.249)	(6.915)	(14.543)	(23.483)	(34.857)
4.13100	4.993	(0.976)	(7.654)	(15.312)	(24.297)	(35.749)

Based upon the above assumptions, at approximately 11.8% CPR (at an assumed purchase price of 3.38100% of the Class Notional Amount of the Class A-IO2 Certificates, excluding accrued interest, but adding accrued interest to the price for purposes of calculating yield), the pre-tax yield to the Class A-IO2 Certificates will be approximately 0%. If the rate of prepayments on the mortgage loans were to exceed such prepayment level for as little as one month, while equaling such level for all other months, the Class A-IO2 Certificateholders would not fully recoup their initial investment.

The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class A-IO2 Certificates, would cause the discounted present value of such assumed stream of cash flows to the original closing date of May 23, 2013 to equal the assumed purchase prices (plus accrued interest), and converting such monthly rates to CBE rates.

2

4.	The following table shall supplement the information in the prospectus supplement under the caption “Method of Distribution”:

Class	Class Notional Amount	Underwriter’s Purchase Price (as percentage of notional amount)	Underwriter’s Purchase Price (in dollars)
			(Per total)	(Per minimum denomination basis)[1]
Class A-IO2	$418,826,771	[ ]	$[ ]	$[ ]

1 The minimum denomination of the Class A-IO2 Certificates is $1,000,000.

5.	The following information supplements the information in the prospectus supplement under the caption “Additional Information”:

The depositor has filed a registration statement with the Securities and Exchange Commission (the “SEC”) (Registration Nos. 333-185882 and 333-185882-01). The depositor is subject to some of the information requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and, accordingly, is required to file Form 10-D distribution reports with the SEC. The reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and at certain of its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval System at the SEC’s website (http://www.sec.gov).

The Form 10-D distribution reports relating to the distributions made to the certificateholders on the June 2013, July 2013 and August 2013 distribution dates have been filed with the SEC and are available at the locations and website as noted above. A copy of the August 2013 monthly statement to certificateholders is attached hereto as Exhibit A.

Additionally, the securities administrator makes available each month, to any interested party, the monthly statement to certificateholders via the securities administrator’s website. The securities administrator’s website is located at www.ctslink.com, and assistance in using the website can be obtained by calling the securities administrator’s customer service desk at 1-866-846-4526. Investors may review the June 2013, July 2013 and August 2013 monthly statements to certificateholders via the securities administrator’s website. In addition, updated information regarding the characteristics and performance of the mortgage loans is available on the securities administrator’s website, and investors should review such updated information prior to investing in the certificates.

3

Exhibit A

August 2013 Certificateholder Distribution Statement

Sequoia Mortgage Trust Mortgage Trust Distribution Date: 26-Aug-2013	Sequoia Mortgage Trust Mortgage Trust Series 2013-7

Contact: Customer Service – CTSLink
Wells Fargo Bank, N.A.
Securities Administration
Services 8480 Stagecoach Circle
Frederick, MD 21701-4747
www.ctslink.com
Telephone:     1-866-846-4526
Fax:                240-586-8675

20-Aug-2013          11:22:48AM

Certificateholder Distribution Summary

Class	CUSIP	Record Date	Certificate Pass-Through Rate	Beginning Certificate Balance	Interest Distribution	Principal Distribution	Current Realized Loss	Ending Certificate Balance	Total Distribution	Cumulative Realized Losses
A-1	81745CAA1	07/31/2013	2.50000%	124,142,808.70	258,630.85	632,396.75	0.00	123,510,411.96	891,027.60	0.00
A-2	81745CAB9	07/31/2013	3.00000%	296,828,435.04	742,071.09	1,512,075.80	0.00	295,316,359.23	2,254,146.89	0.00
A-IO1	81745CAC7	07/31/2013	0.50000%	0.00	51,726.17	0.00	0.00	0.00	51,726.17	0.00
A-IO2	81745CAD5	07/31/2013	0.56194%	0.00	197,134.59	0.00	0.00	0.00	197,134.59	0.00
B-1	81745CAE3	07/31/2013	3.56194%	8,135,839.07	24,149.49	14,673.86	0.00	8,121,165.21	38,823.35	0.00
B-2	81745CAF0	07/31/2013	3.56194%	7,683,460.51	22,806.70	13,857.95	0.00	7,669,602.56	36,664.65	0.00
B-3	81745CAG8	07/31/2013	3.56194%	6,553,510.54	19,452.69	11,819.96	0.00	6,541,690.58	31,272.65	0.00
B-4	81745CAH6	07/31/2013	3.56194%	2,485,092.79	7,376.46	4,482.13	0.00	2,480,610.66	11,858.59	0.00
B-5	81745CAJ2	07/31/2013	3.56194%	4,763,656.00	14,139.89	0.00	0.00	4,763,656.00	14,139.89	0.00
LT-R	81745CAL7	07/31/2013	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R	81745CAK9	07/31/2013	3.56194%	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals				450,592,802.65	1,337,487.93	2,189,306.45	0.00	448,403,496.20	3,526,794.38	0.00

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information. All Record Dates are based upon the governing documents and logic set forth as of closing.

Sequoia Mortgage Trust Mortgage Trust Distribution Date: 26-Aug-2013	Sequoia Mortgage Trust Mortgage Trust Series 2013-7

Contact: Customer Service – CTSLink
Wells Fargo Bank, N.A.
Securities Administration
Services 8480 Stagecoach Circle
Frederick, MD 21701-4747
www.ctslink.com
Telephone:     1-866-846-4526
Fax:             240-586-8675

20-Aug-2013          11:22:48AM

Principal Distribution Statement

Class	Original Face Amount	Beginning Certificate Balance	Scheduled Principal Distribution	Unscheduled Principal Distribution	Accretion	Realized Loss	Total Principal Reduction	Ending Certificate Balance	Ending Certificate Percentage	Total Principal Distribution
A-1	125,000,000.00	124,142,808.70	187,897.18	444,499.57	0.00	0.00	632,396.75	123,510,411.96	0.98808330	632,396.75
A-2	298,878,000.00	296,828,435.04	449,266.66	1,062,809.15	0.00	0.00	1,512,075.80	295,316,359.23	0.98808330	1,512,075.80
A-IO1	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
A-IO2	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
B-1	8,165,000.00	8,135,839.07	14,673.86	0.00	0.00	0.00	14,673.86	8,121,165.21	0.99463138	14,673.86
B-2	7,711,000.00	7,683,460.51	13,857.95	0.00	0.00	0.00	13,857.95	7,669,602.56	0.99463138	13,857.95
B-3	6,577,000.00	6,553,510.54	11,819.96	0.00	0.00	0.00	11,819.96	6,541,690.58	0.99463138	11,819.96
B-4	2,494,000.00	2,485,092.79	4,482.13	0.00	0.00	0.00	4,482.13	2,480,610.66	0.99463138	4,482.13
B-5	4,763,656.00	4,763,656.00	0.00	0.00	0.00	0.00	0.00	4,763,656.00	1.00000000	0.00
LT-R	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
R	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
Totals	453,588,656.00	450,592,802.65	681,997.74	1,507,308.72	0.00	0.00	2,189,306.45	448,403,496.20	0.98856859	2,189,306.45

Sequoia Mortgage Trust Mortgage Trust Distribution Date: 26-Aug-2013	Sequoia Mortgage Trust Mortgage Trust Series 2013-7

Contact: Customer Service – CTSLink
Wells Fargo Bank, N.A.
Securities Administration
Services 8480 Stagecoach Circle
Frederick, MD 21701-4747
www.ctslink.com
Telephone:     1-866-846-4526
Fax:             240-586-8675

20-Aug-2013          11:22:48AM

Principal Distribution Factors Statement

Class	Original Face Amount	Beginning Certificate Balance	Scheduled Principal Distribution	Unscheduled Principal Distribution	Accretion	Realized Loss	Total Principal Reduction	Ending Certificate Balance	Ending Certificate Percentage	Total Principal Distribution
A-1	125,000,000.00	993.14246960	1.50317744	3.55599656	0.00000000	0.00000000	5.05917400	988.08329568	0.98808330	5.05917400
A-2	298,878,000.00	993.14246964	1.50317742	3.55599659	0.00000000	0.00000000	5.05917398	988.08329563	0.98808330	5.05917398
A-IO1	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-IO2	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-1	8,165,000.00	996.42854501	1.79716595	0.00000000	0.00000000	0.00000000	1.79716595	994.63137906	0.99463138	1.79716595
B-2	7,711,000.00	996.42854494	1.79716639	0.00000000	0.00000000	0.00000000	1.79716639	994.63137855	0.99463138	1.79716639
B-3	6,577,000.00	996.42854493	1.79716588	0.00000000	0.00000000	0.00000000	1.79716588	994.63137905	0.99463138	1.79716588
B-4	2,494,000.00	996.42854451	1.79716520	0.00000000	0.00000000	0.00000000	1.79716520	994.63137931	0.99463138	1.79716520
B-5	4,763,656.00	1000.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	1000.00000000	1.00000000	0.00000000
LT-R	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

NOTE: All classes per $1,000 denomination.

Sequoia Mortgage Trust Mortgage Trust Distribution Date: 26-Aug-2013	Sequoia Mortgage Trust Mortgage Trust Series 2013-7

Contact: Customer Service – CTSLink
Wells Fargo Bank, N.A.
Securities Administration
Services 8480 Stagecoach Circle
Frederick, MD 21701-4747
www.ctslink.com
Telephone:     1-866-846-4526
Fax:             240-586-8675

20-Aug-2013          11:22:48AM

Interest Distribution Statement

Class	Accrual Dates	Accrual Days	Current Certificate Rate	Beginning Certificate/ Notional Balance	Current Accrued Interest	Payment of Unpaid Interest Shortfall(1)	Current Interest Shortfall(1)	Non- Supported Interest Shortfall	Total Interest Distribution	Remaining Unpaid Interest Shortfall(1)	Ending Certificate/ Notional Balance
A-1	07/01/13 - 07/30/13	30	2.50000%	124,142,808.70	258,630.85	0.00	0.00	0.00	258,630.85	0.00	123,510,411.96
A-2	07/01/13 - 07/30/13	30	3.00000%	296,828,435.04	742,071.09	0.00	0.00	0.00	742,071.09	0.00	295,316,359.23
A-IO1	07/01/13 - 07/30/13	30	0.50000%	124,142,808.70	51,726.17	0.00	0.00	0.00	51,726.17	0.00	123,510,411.96
A-IO2	07/01/13 - 07/30/13	30	0.56194%	420,971,243.74	197,134.59	0.00	0.00	0.00	197,134.59	0.00	418,826,771.19
B-1	07/01/13 - 07/30/13	30	3.56194%	8,135,839.07	24,149.49	0.00	0.00	0.00	24,149.49	0.00	8,121,165.21
B-2	07/01/13 - 07/30/13	30	3.56194%	7,683,460.51	22,806.70	0.00	0.00	0.00	22,806.70	0.00	7,669,602.56
B-3	07/01/13 - 07/30/13	30	3.56194%	6,553,510.54	19,452.69	0.00	0.00	0.00	19,452.69	0.00	6,541,690.58
B-4	07/01/13 - 07/30/13	30	3.56194%	2,485,092.79	7,376.46	0.00	0.00	0.00	7,376.46	0.00	2,480,610.66
B-5	07/01/13 - 07/30/13	30	3.56194%	4,763,656.00	14,139.89	0.00	0.00	0.00	14,139.89	0.00	4,763,656.00
LT-R	N/A	N/A	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R	N/A	N/A	3.56194%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals					1,337,487.93	0.00	0.00	0.00	1,337,487.93	0.00

(1) Amount also includes Coupon Cap or Basis Risk Shortfalls, if applicable.

Sequoia Mortgage Trust Mortgage Trust Distribution Date: 26-Aug-2013	Sequoia Mortgage Trust Mortgage Trust Series 2013-7

Contact: Customer Service – CTSLink
Wells Fargo Bank, N.A.
Securities Administration
Services 8480 Stagecoach Circle
Frederick, MD 21701-4747
www.ctslink.com
Telephone:     1-866-846-4526
Fax:                240-586-8675

20-Aug-2013          11:22:48AM

Interest Distribution Factors Statement

Class	Original Face Amount	Current Certificate Rate	Beginning Certificate/ Notional Balance	Current Accrued Interest	Payment of Unpaid Interest Shortfall(1)	Current Interest Shortfall(1)	Non- Supported Interest Shortfall	Total Interest Distribution	Remaining Unpaid Interest Shortfall(1)	Ending Certificate/ Notional Balance
A-1	125,000,000.00	2.50000%	993.14246960	2.06904680	0.00000000	0.00000000	0.00000000	2.06904680	0.00000000	988.08329568
A-2	298,878,000.00	3.00000%	993.14246964	2.48285618	0.00000000	0.00000000	0.00000000	2.48285618	0.00000000	988.08329563
A-IO1	0.00	0.50000%	993.14246960	0.41380936	0.00000000	0.00000000	0.00000000	0.41380936	0.00000000	988.08329568
A-IO2	0.00	0.56194%	993.14246963	0.46507389	0.00000000	0.00000000	0.00000000	0.46507389	0.00000000	988.08329564
B-1	8,165,000.00	3.56194%	996.42854501	2.95768402	0.00000000	0.00000000	0.00000000	2.95768402	0.00000000	994.63137906
B-2	7,711,000.00	3.56194%	996.42854494	2.95768383	0.00000000	0.00000000	0.00000000	2.95768383	0.00000000	994.63137855
B-3	6,577,000.00	3.56194%	996.42854493	2.95768435	0.00000000	0.00000000	0.00000000	2.95768435	0.00000000	994.63137905
B-4	2,494,000.00	3.56194%	996.42854451	2.95768244	0.00000000	0.00000000	0.00000000	2.95768244	0.00000000	994.63137931
B-5	4,763,656.00	3.56194%	1000.00000000	2.96828528	0.00000000	0.00000000	0.00000000	2.96828528	0.00000000	1000.00000000
LT-R	0.00	0.00000%	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R	0.00	3.56194%	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

(1) Amount also includes Coupon Cap or Basis Risk Shortfalls, if applicable. NOTE: All classes per $1,000 denomination.

Sequoia Mortgage Trust Mortgage Trust Distribution Date: 26-Aug-2013	Sequoia Mortgage Trust Mortgage Trust Series 2013-7

Contact: Customer Service – CTSLink
Wells Fargo Bank, N.A.
Securities Administration
Services 8480 Stagecoach Circle
Frederick, MD 21701-4747
www.ctslink.com
Telephone:     1-866-846-4526
Fax:                240-586-8675

20-Aug-2013          11:22:48AM

Certificateholder Account Statement

CERTIFICATE ACCOUNT
		PREPAYMENT/CURTAILMENT INTEREST SHORTFALL
Beginning Balance	0.00
		Total Prepayment/Curtailment Interest Shortfall	0.00
Deposits		Servicing Fee Support	0.00
Payments of Interest and Principal	3,639,928.39	Non-Supported Prepayment/Curtailment Interest Shortfall	0.00
Reserve Funds and Credit Enhancements	0.00
Proceeds from Repurchased Loans	0.00	ADMINISTRATION FEES
Servicer Advances	0.00
Gains & Subsequent Recoveries (Realized Losses)	0.00	Gross Servicing Fee*	93,873.57
		Custodian Fee	0.00
Total Deposits	3,639,928.39	Master Servicing Fee-Wells Fargo Bank, N.A.	7,059.43
		Trustee Fee	450.80
Withdrawals		Supported Prepayment/Curtailment Interest Shortfall	0.00
Reserve Funds and Credit Enhancements	0.00
Reimbursement for Servicer Advances	11,750.21	Total Administration Fees	101,383.80
Total Administration Fees	101,383.80
Payment of Interest and Principal	3,526,794.38	*Servicer Payees include: CENLAR FSB; FIRST REPUBLIC BANK;
Total Withdrawals (Pool Distribution Amount)	3,639,928.39	PHH MORTGAGE CORPORATION

Ending Balance	0.00

Servicer Advances are calculated as delinquent scheduled principal and interest.

Sequoia Mortgage Trust Mortgage Trust Distribution Date: 26-Aug-2013	Sequoia Mortgage Trust Mortgage Trust Series 2013-7

Contact: Customer Service – CTSLink
Wells Fargo Bank, N.A.
Securities Administration
Services 8480 Stagecoach Circle
Frederick, MD 21701-4747
www.ctslink.com
Telephone:     1-866-846-4526
Fax:                240-586-8675

20-Aug-2013          11:22:48AM

Collateral Statement
Group	Total
Collateral Description	Mixed Fixed
Weighted Average Coupon Rate	3.831943
Weighted Average Net Rate	3.581943
Weighted Average Pass-Through Rate	3.561942
Weighted Average Remaining Term	356
Principal and Interest Constant	2,120,869.47
Beginning Loan Count	593
Loans Paid in Full	2
Ending Loan Count	591
Beginning Scheduled Balance	450,592,802.90
Ending Scheduled Balance	448,403,496.44
Actual Ending Collateral Balance	448,869,394.36
Scheduled Principal	681,997.74
Unscheduled Principal	1,507,308.72
Negative Amortized Principal	0.00
Scheduled Interest	1,438,871.73
Servicing Fees	93,873.57
Master Servicing Fees	7,059.43
Trustee Fee	450.80
FRY Amount	0.00
Special Hazard Fee	0.00
Other Fee	0.00
Pool Insurance Fee	0.00
Spread 1	0.00
Spread 2	0.00
Spread 3	0.00
Net Interest	1,337,487.93
Realized Loss Amount	0.00
Cumulative Realized Loss	0.00
Percentage of Cumulative Losses	0.0000
Special Servicing Fee	0.00

Sequoia Mortgage Trust Mortgage Trust Distribution Date: 26-Aug-2013	Sequoia Mortgage Trust Mortgage Trust Series 2013-7

Contact: Customer Service – CTSLink
Wells Fargo Bank, N.A.
Securities Administration
Services 8480 Stagecoach Circle
Frederick, MD 21701-4747
www.ctslink.com
Telephone:     1-866-846-4526
Fax:                240-586-8675

20-Aug-2013          11:22:48AM

Additional Reporting - Deal Level

Miscellaneous Reporting
Senior Percentage	93.426091%
Senior Prepayment Percentage	100.000000%
Subordinate Percentage	6.573909%
Subordinate Percentage	0.000000%
Trigger Event Reporting
Step-Down Test	NO
DELINQUENCY
Trigger Result	Pass
Threshold Value	50.000000%
Calculated Value	0.000000%
CUMLOSS
Trigger Result	Pass
Threshold Value	20.000000%
Calculated Value	0.000000%
Shifting Interest Delinquency/Loss Trigger
Trigger Result	Pass
Threshold Value	0.000000%
Calculated Value	0.000000%

Sequoia Mortgage Trust Mortgage Trust Distribution Date: 26-Aug-2013	Sequoia Mortgage Trust Mortgage Trust Series 2013-7

Contact: Customer Service – CTSLink
Wells Fargo Bank, N.A.
Securities Administration
Services 8480 Stagecoach Circle
Frederick, MD 21701-4747
www.ctslink.com
Telephone:     1-866-846-4526
Fax:             240-586-8675

20-Aug-2013          11:22:48AM

Delinquency Status - MBA Delinquency Calculation Method

DELINQUENT			BANKRUPTCY			FORECLOSURE				REO			TOTAL
	No. of	Actual		No. of	Actual		No. of	Actual		No. of	Actual		No. of	Actual
	Loans	Balance		Loans	Balance		Loans	Balance		Loans	Balance		Loans	Balance
			0-29 Days	0	0.00	0-29 Days	0	0.00	0-29 Days	0	0.00	0-29 Days	0	0.00
30 Days	0	0.00	30 Days	0	0.00	30 Days	0	0.00	30 Days	0	0.00	30 Days	0	0.00
60 Days	0	0.00	60 Days	0	0.00	60 Days	0	0.00	60 Days	0	0.00	60 Days	0	0.00
90 Days	0	0.00	90 Days	0	0.00	90 Days	0	0.00	90 Days	0	0.00	90 Days	0	0.00
120 Days	0	0.00	120 Days	0	0.00	120 Days	0	0.00	120 Days	0	0.00	120 Days	0	0.00
150 Days	0	0.00	150 Days	0	0.00	150 Days	0	0.00	150 Days	0	0.00	150 Days	0	0.00
180+ Days	0	0.00	180+ Days	0	0.00	180+ Days	0	0.00	180+ Days	0	0.00	180+ Days	0	0.00
	0	0.00		0	0.00		0	0.00		0	0.00		0	0.00

	No. of	Actual		No. of	Actual		No. of	Actual		No. of	Actual		No. of	Actual
	Loans	Balance		Loans	Balance		Loans	Balance		Loans	Balance		Loans	Balance
			0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%
30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%
60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%
90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%
120 Days	0.000000%	0.000000%	120 Days	0.000000%	0.000000%	120 Days	0.000000%	0.000000%	120 Days	0.000000%	0.000000%	120 Days	0.000000%	0.000000%
150 Days	0.000000%	0.000000%	150 Days	0.000000%	0.000000%	150 Days	0.000000%	0.000000%	150 Days	0.000000%	0.000000%	150 Days	0.000000%	0.000000%
180+ Days 0.000000%		0.000000%	180+ Days	0.000000%	0.000000%	180+ Days	0.000000%	0.000000%	180+ Days	0.000000%	0.000000%	180+ Days	0.000000%	0.000000%
0.000000%		0.000000%		0.000000%	0.000000%		0.000000%	0.000000%		0.000000%	0.000000%		0.000000%	0.000000%

Please refer to CTSLink.com for a list of delinquency code descriptions.

Current Period Class A Insufficient Funds 0.00	Principal Balance of Contaminated Properties 0.00	Periodic Advance 0.00

Sequoia Mortgage Trust Mortgage Trust Distribution Date: 26-Aug-2013	Sequoia Mortgage Trust Mortgage Trust Series 2013-7

Contact: Customer Service – CTSLink
Wells Fargo Bank, N.A.
Securities Administration
Services 8480 Stagecoach Circle
Frederick, MD 21701-4747
www.ctslink.com
Telephone:     1-866-846-4526
Fax:                240-586-8675

20-Aug-2013          11:22:48AM

REO Detail - All Mortgage Loans in REO during Current Period

Summary - No REO Information to report this period.

REO Loan Detail - All Mortgage Loans in REO during Current Period

Group	Loan Number	Month Loan Entered REO	First Payment Date	State	LTV at Origination	Original Principal Balance	Current Actual Balance	Paid To Date	Months Delinquent	Current Loan Rate	Approximate Delinquent Interest
				No	REO Loans	this Period

Sequoia Mortgage Trust Mortgage Trust Distribution Date: 26-Aug-2013	Sequoia Mortgage Trust Mortgage Trust Series 2013-7

Contact: Customer Service – CTSLink
Wells Fargo Bank, N.A.
Securities Administration
Services 8480 Stagecoach Circle
Frederick, MD 21701-4747
www.ctslink.com
Telephone:     1-866-846-4526
Fax:                240-586-8675

20-Aug-2013          11:22:48AM

Foreclosure Detail - All Mortgage Loans in Foreclosure during Current Period

Summary - No Foreclosure Information to report this period.

Foreclosure Loan Detail - All Mortgage Loans in Foreclosure during Current Period

Group	Loan Number	Month Loan Entered FC	First Payment Date	State	LTV at Origination	Original Principal Balance	Current Actual Balance	Paid To Date	Months Delinquent	Current Loan Rate	Approximate Delinquent Interest
No Foreclosure Loans this Period

Sequoia Mortgage Trust Mortgage Trust Distribution Date: 26-Aug-2013	Sequoia Mortgage Trust Mortgage Trust Series 2013-7

Contact: Customer Service – CTSLink
Wells Fargo Bank, N.A.
Securities Administration
Services 8480 Stagecoach Circle
Frederick, MD 21701-4747
www.ctslink.com
Telephone:     1-866-846-4526
Fax:                240-586-8675

20-Aug-2013          11:22:48AM

Bankruptcy Detail - All Mortgage Loans in Bankruptcy during Current Period

Summary - No Bankruptcy Information to report this period.

Bankruptcy Detail - All Mortgage Loans in Bankruptcy during Current Period

Group	Loan Number	Month Loan Entered Bankruptcy	First Payment Date	State	LTV at Origination	Original Principal Balance	Current Actual Balance	Paid To Date	Months Delinquent	Current Loan Rate	Approximate Delinquent Interest
No Bankruptcy Loans this Period

Sequoia Mortgage Trust Mortgage Trust Distribution Date: 26-Aug-2013	Sequoia Mortgage Trust Mortgage Trust Series 2013-7

Contact: Customer Service – CTSLink
Wells Fargo Bank, N.A.
Securities Administration
Services 8480 Stagecoach Circle
Frederick, MD 21701-4747
www.ctslink.com
Telephone:     1-866-846-4526
Fax:                240-586-8675

20-Aug-2013          11:22:48AM

Realized Loss Detail Report - Loans with Losses during Current Period

	Inactive				Active				Totals
	# Loans	Liquidated	Realized	Current	# Loans	Ending	Realized	Current	# Loans	Liquidated or	Realized	Current
	with	Actual	Loss/(Gain)	Loss	with	Actual	Loss/(Gain)	Loss	with	Ending Actual	Loss/(Gain)	Loss
	Losses	Balance	Amount	Percentage	Losses	Balance	Amount	Percentage	Losses	Balance	Amount	Percentage
Total	0	0.00	0.00	0.000%	0	0.00	0.00	0.000%	0	0.00	0.00	0.000%

Realized Loss Loan Detail Report - Loans with Losses during Current Period

Group	Loan Number	Original Principal Balance	Current Note Rate	State	LTV at Origination	Original Term	Liquidated or Ending Actual Balance	Liquidation Effective Date	Realized Loss/(Gain)	Cumulative Realized Loss/(Gain)
No Losses this Period

Sequoia Mortgage Trust Mortgage Trust Distribution Date: 26-Aug-2013	Sequoia Mortgage Trust Mortgage Trust Series 2013-7

Contact: Customer Service – CTSLink
Wells Fargo Bank, N.A.
Securities Administration
Services 8480 Stagecoach Circle
Frederick, MD 21701-4747
www.ctslink.com
Telephone:     1-866-846-4526
Fax:                240-586-8675

20-Aug-2013          11:22:48AM

Realized Loss Report – Collateral

Summary - No Realized Loss Information to report this period.

Calculation Methodology:

Monthly Default Rate (MDR): Sum(Beg Scheduled Balance of Liquidated Loans) / Sum(Beg Scheduled Balance).

Conditional Default Rate (CDR): 1-((1-MDR)^12)

SDA Standard Default Assumption: If WAS < 30 then CDR / (WAS * 0.02) else if 30 < WAS < 60 then CDR / 0.6 else if 60 < WAS < 120 then CDR / (0.6 - ((WAS - 60) * 0.0095)) else if WAS > 120 then CDR / 0.03

Cumulative Loss Severity:	Sum(All Active & Inactive Realized Losses) / Sum(Active Loans or loans without a loss passed on or after liquidation: the Actual Ending Principal Balance as of the most recent cycle in which a Realized Loss was passed; loans with a loss passed on or after the month of liquidation: the Actual Beginning Principal Balance from the cycle in which the loan was liquidated). 3 Month Average and 12 Month Average will not have values until the 3rd and 12th month respectively.

Sequoia Mortgage Trust Mortgage Trust Distribution Date: 26-Aug-2013	Sequoia Mortgage Trust Mortgage Trust Series 2013-7

Contact: Customer Service – CTSLink
Wells Fargo Bank, N.A.
Securities Administration
Services 8480 Stagecoach Circle
Frederick, MD 21701-4747
www.ctslink.com
Telephone:     1-866-846-4526
Fax:                240-586-8675

20-Aug-2013          11:22:48AM

Prepayment Detail - Prepayments during Current Period

Summary
	Loans Paid in Full			Repurchased Loans			Substitution Loans			Liquidated Loans			Curtailments
	Count	Original Principal Balance	Current Scheduled Balance	Count	Original Principal Balance	Current Scheduled Balance	Count	Original Principal Balance	Current Scheduled Balance	Count	Original Principal Balance	Current Scheduled Balance	Curtailment Amount
Total	2	1,108,000.00	1,103,094.52	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	405,859.95

Prepayment Loan Detail - Prepayments during Current Period

Group	Loan Number	State	LTV at Origination	First Payment Date	Original Principal Balance	Prepayment Amount	PIF Type	Months Delinquent	Current Loan Rate	Original Term	Seasoning
Summary Summary	0048489025 0050458389	TX MA	80.00 53.89	01-May-2013 01-May-2013	596,000.00 512,000.00	592,547.86 508,900.91	Loan Paid in Full Loan Paid in Full	0 (1)	4.000% 3.750%	360 360	3 3

Sequoia Mortgage Trust Mortgage Trust Distribution Date: 26-Aug-2013	Sequoia Mortgage Trust Mortgage Trust Series 2013-7

Contact: Customer Service – CTSLink
Wells Fargo Bank, N.A.
Securities Administration
Services 8480 Stagecoach Circle
Frederick, MD 21701-4747
www.ctslink.com
Telephone:     1-866-846-4526
Fax:                240-586-8675

20-Aug-2013          11:22:48AM

Prepayment Penalty Detail - Prepayment Penalty Paid during Current Period

Summary	Loan Count	Prior Balance	Prepayment Penalty Amount	Prepayment Penalty Waived
Total	0	0.00	0.00	0.00

Prepayment Penalty Loan Detail - Prepayment Penalty Paid during Current Period

Group	Loan Number	Paid In Full Date	Prior Balance	Prepayment Penalty Amount	Prepayment Penalty Waived
No Prepayment Penalties this Period

Sequoia Mortgage Trust Mortgage Trust Distribution Date: 26-Aug-2013	Sequoia Mortgage Trust Mortgage Trust Series 2013-7

Contact: Customer Service – CTSLink
Wells Fargo Bank, N.A.
Securities Administration
Services 8480 Stagecoach Circle
Frederick, MD 21701-4747
www.ctslink.com
Telephone:     1-866-846-4526
Fax:                240-586-8675

20-Aug-2013          11:22:48AM

Prepayment Rates

Summary
SMM		CPR		PSA
Current Month	0.335%	Current Month	3.947%	Current Month	651.300%
3 Month Average	0.232%	3 Month Average	2.742%	3 Month Average	619.471%
12 Month Average	0.000%	12 Month Average	0.000%	12 Month Average	0.000%

Calculation Methodology:

Single Month Mortality (SMM): (Partial and full prepayments + Repurchases) / (Beginning Scheduled Balance - Scheduled Principal)

Conditional PrePayment Rate (CPR): 1 - ((1 - SMM)^12)

PSA Standard Prepayment Model: 100 * CPR / (0.2 * MIN(30,WAS))

Weighted Average Seasoning (WAS): sum((Original Term - Remaining Term)*(Current Scheduled Balance/Deal Scheduled Principal Balance))

Sequoia Mortgage Trust Mortgage Trust Distribution Date: 26-Aug-2013	Sequoia Mortgage Trust Mortgage Trust Series 2013-7

Contact: Customer Service – CTSLink
Wells Fargo Bank, N.A.
Securities Administration
Services 8480 Stagecoach Circle
Frederick, MD 21701-4747
www.ctslink.com
Telephone:     1-866-846-4526
Fax:                240-586-8675

20-Aug-2013          11:22:48AM

Modification Summary

	Loan Count (Numerator)	Loan Count (Denominator)	Loan Count %	Current Scheduled Balance (Numerator)	Current Scheduled Balance (Denominator)	Current Scheduled Balance %
Number of loans modified within the past 12 months that are currently delinquent (against the total number of loans delinquent within the deal)	0	0	0.000%	0.00	0.00	0.000%
Number of modified loans that have passed the loan modification performance test (against the total number of modified loans)	0	0	0.000%	0.00	0.00	0.000%
Number of loans modified in the current cycle (against the number of loans within the deal)	0	591	0.000%	0.00	448,403,496.44	0.000%
Number of modified loans (against the total number of loans within the deal)	0	591	0.000%	0.00	448,403,496.44	0.000%
Number of loans modified within the last 12 months (against the total number of modified loans within the deal)	0	0	0.000%	0.00	0.00	0.000%
Number of loans modified within the last 12 months (against the total number of loans within the deal)	0	591	0.000%	0.00	448,403,496.44	0.000%
Number of modified loans that are not currently delinquent after the modification (against the number of modified loans within the deal)	0	0	0.000%	0.00	0.00	0.000%
Number of loans modified in the current cycle that are not currently delinquent (against the number of loans modified in the current cycle)	0	0	0.000%	0.00	0.00	0.000%
Number of loans modified in the current cycle that are currently delinquent (against the number of loans modified in the current cycle)	0	0	0.000%	0.00	0.00	0.000%
Number of modified loans that were not delinquent at the time of the modification (against the number of loans modified within the deal)	0	0	0.000%	0.00	0.00	0.000%
Number of modified loans that were delinquent at the time of the modification (against the total number of loans modified within the deal)	0	0	0.000%	0.00	0.00	0.000%

Delinquencies are classified based on the logic set forth in the governing documents.

If a loan is modified in the first month of the security it is assumed the loan is delinquent. This summary excludes inactive loans.

Sequoia Mortgage Trust Mortgage Trust Distribution Date: 26-Aug-2013	Sequoia Mortgage Trust Mortgage Trust Series 2013-7

Contact: Customer Service – CTSLink
Wells Fargo Bank, N.A.
Securities Administration
Services 8480 Stagecoach Circle
Frederick, MD 21701-4747
www.ctslink.com
Telephone:     1-866-846-4526
Fax:                240-586-8675

20-Aug-2013          11:22:48AM

Modification Detail

Modification Detail Summary
Groups	Current						Cumulative
	Loan Count	Original Principal Balance	Current Scheduled Balance	Capitalized Amount	Capitalized Reimbursement Amount	Total Forgiveness	Loan Count	Original Principal Balance	Current Scheduled Balance	Capitalized Amount	Capitalized Reimbursement Amount	Total Forgiveness
Total	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00

Current Month Modification Detail
Loan Number/ Original Balance	Mod Appr Date/Mod Effective Date	Total Capitalized Amount	Total Capitalized Reimb. Amount	Total Forgiveness	No of Times Loan Modified	No of Months Delinq.	Loan Status	Next Due Date	Interest Rate	Payment Amount	Maturity Date	Balloon Amount	Balloon Date	Scheduled Balance
No Modifications this Period

Historical Modification Detail
Loan Number/ Original Balance	Mod Appr Date/Mod Effective Date	Total Capitalized Amount	Total Capitalized Reimb. Amount	Total Forgiveness	No of Times Loan Modified	No of Months Delinq.	Loan Status	Next Due Date	Interest Rate	Payment Amount	Maturity Date	Balloon Amount	Balloon Date	Scheduled Balance
No Modifications Prior to this Period

Sequoia Mortgage Trust Mortgage Trust Distribution Date: 26-Aug-2013	Sequoia Mortgage Trust Mortgage Trust Series 2013-7

Contact: Customer Service – CTSLink
Wells Fargo Bank, N.A.
Securities Administration
Services 8480 Stagecoach Circle
Frederick, MD 21701-4747
www.ctslink.com
Telephone:     1-866-846-4526
Fax:                240-586-8675

20-Aug-2013          11:22:48AM

Modified Data Elements

CURRENT PERIOD SUMMARY	# of Modifications	% of Modifications	Original Principal Balance	% of Original Principal Balance	Current Scheduled Balance	% of Current Scheduled Balance
No Modifications to report this Period*
Total

CUMULATIVE SUMMARY	# of Modifications	% of Modifications	Original Principal Balance	% of Original Principal Balance	Current Scheduled Balance	% of Current Scheduled Balance
No Modifications to report*
Total

Current Modified Data Elements Detail
Loan Number	Modification Approved Date	Modification Effective Date	Original Principal Balance	Current Scheduled Balance	Interest Rate Change	Principal Balance Change	Maturity Date Change	Scheduled P&I Change	Balloon Date Change	Balloon Amt Change	ARM to Fixed Change	Fixed To ARM Change	IO To Fully Amortizing Change	Fully Amortizing To IO Change	Streamlined Modification
No Modifications this Period*

For Additional Footnote information, please see bottom of the Historical Modified Data Elements Detail Section.

Historical Modified Data Elements Detail
Loan Number	Modification Approved Date	Modification Effective Date	Original Principal Balance	Current Scheduled Balance	Interest Rate Change	Principal Balance Change	Maturity Date Change	Scheduled P&I Change	Balloon Date Change	Balloon Amt Change	ARM to Fixed Change	Fixed To ARM Change	IO To Fully Amortizing Change	Fully Amortizing To IO Change	Streamlined Modification
No Modifications this Period*

* Loans that are listed in the Modification Detail Section, and are not listed in the Modified Data Elements Section may have been reported prior to November 2008 or incurred one or more ARM Parameter changes.

Sequoia Mortgage Trust Mortgage Trust Distribution Date: 26-Aug-2013	Sequoia Mortgage Trust Mortgage Trust Series 2013-7

Contact: Customer Service – CTSLink
Wells Fargo Bank, N.A.
Securities Administration
Services 8480 Stagecoach Circle
Frederick, MD 21701-4747
www.ctslink.com
Telephone:     1-866-846-4526
Fax:                240-586-8675

20-Aug-2013          11:22:48AM

Future Modifications

Future Modification Summary
Groups	Loan Count	Original Principal Balance	Current Scheduled Balance
Total	0	0.00	0.00

Future Modification Detail
Loan Number	Original Principal Balance	Modification Approved Date/ Modification Effective Date	Previously Modified	No of Months Delinq.	Loan Status	Next Due Date	Interest Rate	Payment Amount	Maturity Date	Balloon Amount	Balloon Date	Current Sched Balance/Modified Beginning Balance
No Future Modifications this Period

Sequoia Mortgage Trust Mortgage Trust Distribution Date: 26-Aug-2013	Sequoia Mortgage Trust Mortgage Trust Series 2013-7

Contact: Customer Service – CTSLink
Wells Fargo Bank, N.A.
Securities Administration
Services 8480 Stagecoach Circle
Frederick, MD 21701-4747
www.ctslink.com
Telephone:     1-866-846-4526
Fax:                240-586-8675

20-Aug-2013          11:22:48AM

Modifications
	Beginning	Current
Loan	Scheduled	Scheduled	Prior	Modified	Prior	Modified
Number	Balance	Balance	Rate	Rate	Payment	Payment

No Modifications this Period

Sequoia Mortgage Trust Mortgage Trust Distribution Date: 26-Aug-2013	Sequoia Mortgage Trust Mortgage Trust Series 2013-7

Contact: Customer Service – CTSLink
Wells Fargo Bank, N.A.
Securities Administration
Services 8480 Stagecoach Circle
Frederick, MD 21701-4747
www.ctslink.com
Telephone:     1-866-846-4526
Fax:                240-586-8675

20-Aug-2013 11:22:48AM

Substitutions
Loans Repurchased				Loans Substituted
	Current				Current
Loan	Scheduled	Current	Current	Loan	Scheduled	Current	Current
Number	Balance	Rate	Payment	Number	Balance	Rate	Payment

No Substitutions this Period

Repurchases Due to Breaches
Loan Number	Beginning Scheduled Balance	Payoff Balance	Current Rate	Current Payment
No Repurchases Due to Breaches this Period

Repurchases Due to Breaches
Loan Number	Beginning Scheduled Balance	Payoff Balance	Current Rate	Current Payment
No Repurchases Due to Other this Period

Sequoia Mortgage Trust Mortgage Trust Distribution Date: 26-Aug-2013	Sequoia Mortgage Trust Mortgage Trust Series 2013-7

Contact: Customer Service – CTSLink
Wells Fargo Bank, N.A.
Securities Administration
Services 8480 Stagecoach Circle
Frederick, MD 21701-4747
www.ctslink.com
Telephone:     1-866-846-4526
Fax:                240-586-8675

20-Aug-2013          11:22:48AM

Supplemental Reporting

Record Date:
With respect to any Distribution Date, the last Business Day of the month preceding the month of such Distribution Date.

Closing Date:
May 23, 2013.

Accrual Period:
With respect to any Distribution Date and for each Class of Certificates, the calendar month preceding the month in which the Distribution Date occurs. Interest shall accrue on all Classes of Certificates and on all Lower-Tier Interests on the basis of a 360-day year consisting of twelve 30-day months.

Business Day:
Any day other than (i) a Saturday or a Sunday, (ii) a legal holiday in the States of California, Delaware, Maryland, Minnesota, Missouri or New York, (iii) a day on which banking institutions in the States of California, Delaware, Maryland, Minnesota, Missouri or New York are authorized or obligated by law or executive order to be closed or (iv) a day on which the New York Stock Exchange or the Federal Reserve Bank of New York is closed.

Determination Date:
With respect to each Distribution Date, the 16th day of the month in which such Distribution Date occurs, or, if such 16th day is not a Business Day, the next succeeding Business Day; provided, however, that with respect to a Servicer and such Servicer's Advance obligations or the Servicing Administrator and the Servicing Administrator's Advance obligations, the Determination Date is the date set forth in the applicable Servicing Agreement.

Cut-off Date:
May 1, 2013.

Distribution Date:
The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in June 2013.

Page 25